EXHIBIT 11




                                COMPOSITECH LTD.
                          (a development stage company)
                      COMPUTATION OF LOSS PER COMMON SHARE
                                   (unaudited)





                                                                                                                 Cumulative from
                                                                                                                  June 13, 1984
                                               For the three months ended        For the six months ended      (date of inception)
                                                        June 30,                         June 30,                    through
                                            -------------------------------   ---------------------------------      June 30,
                                                1995              1996             1995              1996              1996
                                            -------------    --------------   ---------------   ---------------   ---------------


Weighted averages shares outstanding (1)       3,995,769         4,404,326         3,995,769         4,226,146         3,141,491
                                            =============    ==============   ===============   ===============   ===============
Net (loss)                                     ($737,089)      ($1,070,215)      ($1,487,814)      ($2,206,898)     ($18,246,470)
                                            =============    ==============   ===============   ===============   ===============
Net (loss) per share                              ($0.18)           ($0.24)           ($0.37)           ($0.52)           ($5.81)
                                            =============    ==============   ===============   ===============   ===============



(1) Includes common stock equivalents of 407,754 shares based on the application of SAB No. 83 on cheap stock and assumes the conversion of all preferred stock to common stock.